                                                                EXHIBIT 23.3


                       CONSENT OF SMERKOVITZ & ASSOCIATES


         The undersigned consents to being named in Towne Services' Registration Statement on Form S-1 (No. 333-53341) filed with the Securities and Exchange Commission and the use therein of information from the undersigned's independent appraisal dated May 21, 1998, as amended.


                                            Smerkovitz & Associates

                                            /s/ Smerkovitz & Associates

                                            Name: /s/ Jerry C. Huskins

                                            Title:   President

Dated:   July 10, 1998